UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)  December 20, 2006

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)
001-13577	59-3074176

(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 700, Atlanta, Georgia 30326

(Address of Principal Executive Offices)	(Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

     [   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

     [   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

     As previously announced, Jeffrey A. Allred will step down as a director and our Chief Investment Officer on January 1, 2007, the expiration date of the term of his Fourth Amended and Restated Executive Employment Agreement dated April 15, 2005, effective as of January 1, 2005, as further amended by that certain First Amendment dated as of September 15, 2006. On December 20, 2006, we entered into a Separation Agreement and a Restricted Stock Agreement with Mr. Allred providing for, among other things, his resignation from our board of directors and as an officer, the payment of $1.2 million in cash severance, the issuance of restricted stock having a fair market value of $600,000, subject to certain sale and transfer restrictions for a one-year period, and the continuation of certain benefits coverage for a two-year period. The Separation Agreement also provides for mutual releases and that Mr. Allred will not compete with us, solicit any of our employees or customers or disclose confidential information for one year following his separation date.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: December 20, 2006	/s/ L. Scott Askins

L. Scott Askins
Senior Vice President – Legal, General Counsel
and Secretary